Exhibit (a)(5)

                             ZURICH YIELDWISE FUNDS

                Certificate of Amendment of Declaration of Trust
                ------------------------------------------------

         The undersigned, being a majority of the duly elected and qualified Trustees of Zurich YieldWise Funds, a Massachusetts business trust (the "Trust"), acting pursuant to the authority granted to the Board of Trustees in the Agreement and Declaration of Trust dated June 12, 1995, as amended (the "Declaration of Trust"), do hereby certify that the Board of Trustees unanimously adopted the resolution set forth below at a meeting called, convened and held on February 4, 2002:

         RESOLVED, that, pursuant to the authority granted to the Board of Trustees in the Declaration of Trust, the Declaration of Trust shall be amended to change the name of the Trust as set forth below, effective as of April 8, 2002 and, further, that the execution by a majority of the members of this Board of an appropriate instrument in writing reflecting the change of the name of the Trust, and the filing of such instrument with the office of the Secretary of State of The Commonwealth of Massachusetts be, and hereby is, approved:

         The Trust shall be renamed "Scudder YieldWise Funds."

         IN WITNESS WHEREOF, the undersigned have this day signed this Certificate.



/s/John W. Ballantine                               /s/Lewis A. Burnham
---------------------------                         -------------------------
John W. Ballantine, Trustee                         Lewis A. Burnham, Trustee



/s/Mark S. Casady                                   /s/Linda C. Coughlin
---------------------------                         -------------------------
Mark S. Casady, Trustee                             Linda C. Coughlin, Trustee



/s/Donald L. Dunaway                                /s/James R. Edgar
---------------------------                         -------------------------
Donald L. Dunaway, Trustee                          James R. Edgar, Trustee



/s/William F. Glavin, Jr.                           /s/Robert B. Hoffman
---------------------------                         -------------------------
William F. Glavin, Jr., Trustee                     Robert B. Hoffman, Trustee



/s/Shirley D. Peterson                              /s/Fred B. Renwick
---------------------------                         -------------------------
Shirley D. Peterson, Trustee                        Fred B. Renwick, Trustee



/s/William P. Sommers                               /s/John G. Weithers
---------------------------                         -------------------------
William P. Sommers, Trustee                         John G. Weithers, Trustee


Dated: March 20, 2002